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                                                                    EXHIBIT 12.3

                               RJR NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                   THREE MONTHS
                                                                                                       ENDED
                                                                                                  MARCH 31, 1999
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Earnings before fixed charges:

  Income before income taxes..................................................................       $     186
  Less minority interest in pre-tax income of Nabisco Holdings................................              12
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  Adjusted income before income taxes.........................................................             174
  Interest and debt expense...................................................................             183
  Interest portion of rental expense..........................................................              14
                                                                                                         -----
Earnings before fixed charges.................................................................       $     371
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Fixed charges:
  Interest and debt expense...................................................................       $     183
  Interest portion of rental expense..........................................................              14
  Capitalized interest........................................................................               1
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    Total fixed charges.......................................................................       $     198
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Ratio of earnings to fixed charges............................................................             1.9
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